EXHIBIT 24.1

GENVEC, INC.

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of GenVec, Inc., a Delaware corporation (the “Corporation”), hereby constitutes and appoints Cynthia Collins and Douglas J. Swirsky, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power of substitution and full power and authority in said agents and attorneys-in-fact, and any one or more of them, in connection with the Corporation’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2012 under the Securities Exchange Act of 1934, as amended, including, without limitation, to sign the Form 10-K in the name and on behalf of the Corporation or on behalf of the undersigned, and in their respective names as officers and as directors of the Corporation, and any amendments to the Form 10-K and any instrument, contract, document or other writing, of or in connection with the Form 10-K or amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name and Title	Date
/s/ Cynthia Collins Cynthia Collins President, Chief Executive Officer and Director	March 15, 2013
/s/ Douglas J. Swirsky Douglas J. Swirsky Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	March 21, 2013
/s/ Edward M. Connor, Jr., M.D. Edward M. Connor, Jr., M.D. Director	March 20, 2013
/s/ Wayne T. Hockmeyer, Ph.D. Wayne T. Hockmeyer, Ph.D. Director	March 20, 2013
/s/ Zola P. Horovitz, Ph.D. Zola P. Horovitz, Ph.D. Director	March 13, 2013
/s/ William N. Kelley, M.D. William N. Kelley, M.D. Director	March 13, 2013
/s/ Adel A.F. Mahmoud, M.D., Ph.D. Adel A.F. Mahmoud, M.D., Ph.D. Director	March 20, 2013
/s/ Kevin M. Rooney Kevin M. Rooney Director	March 17, 2013
/s/ Marc R. Schneebaum Marc R. Schneebaum Director	March 14, 2013